AMENDMENT NO. 6

TO

SECOND AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of January 1, 2019, amends the Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Funds Group (Invesco Funds Group), a Delaware statutory trust, is hereby amended as follows:

WHEREAS, the parties desire to amend the Agreement to change to the fee structure under the Agreement;

NOW, THEREFORE, the parties agree that:

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM FUNDS GROUP (INVESCO FUNDS GROUPS)

Portfolios	Effective Date of Agreement
Invesco European Small Company Fund	July 1, 2006
Invesco Global Core Equity Fund	July 1, 2006
Invesco International Small Company Fund	July 1, 2006
Invesco Small Cap Equity Fund	July 1, 2006

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*

The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month not to exceed 0.0140% through June 30, 2019.

**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.”

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President

(SEAL)

AIM FUNDS GROUP
(INVESCO FUNDS GROUP)

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President

(SEAL)

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